UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

Cannabis Sativa, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53571 (Commission File Number)	20-1898270 (IRS Employer I.D. No.)

1646 W. Pioneer Blvd., Suite 120
Mesquite, Nevada 89027
Phone: (702) 346-3906
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 4.01 Changes in Registrant's Certifying Accountant.
The Registrant (sometimes referred to herein as the "Company") engaged Hall & Company CPAs & Consultants, Inc. ("Hall & Co.") as its new independent accountants on February 3, 2017 to audit and review the Registrant's financial statements for the years ended December 31, 2015 and 2016, and to review the Company's unaudited financial statements for the quarterly periods beginning with the quarter ending March 31, 2017.

On February 2, 2017, the Board of Directors approved the Company's engagement of Hall & Co. as independent accountants for the Registrant.

The Registrant has not consulted with Hall & Co. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and no written report or oral advice was provided to the Registrant by Hall & Co. concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannabis Sativa, Inc.

Dated: February 9, 2017	By:	/s/ David Tobias
David Tobias
President